                                                                    Exhibit 23.5

              [LETTERHEAD OF PASQUALE & BOWERS, LLP APPEARS HERE]


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 17, 1997, with respect to the financial statements of EASTERN COPY PRODUCTS, INC. AND SUBSIDIARIES, included in the Registration Statement (Form S-1; File Number 333-48103), any Registration Statement relating to such Registration Statement under Rule 462 and any related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.



                                                   /s/ Pasquale & Bowers, LLP
Syracuse, New York
May 7, 1998